UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007 (September 5, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 29, 2007, the Company completed the sale of its EPDM business, the Celogen® foaming agents product line related to rubber chemicals and its Geismar, Louisiana facilities to Lion Copolymer, LLC, an affiliate of Lion Chemical Capital.  As a result of the sale, the Company classified the operations of the EPDM business as discontinued operations.

Accordingly, the Company is providing restated financial information as follows: Consolidated Statement of Operations and Segment Net Sales and Operating Profit for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 and the fiscal year ended December 31, 2006.

The restated Company’s historical Consolidated Statement of Operations and segment presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

*              *              *

(d)         Exhibits

Exhibit Number	Exhibit Description

99.1	Historical Statement of Operations and Segment Information for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 and the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By	/s/	Barry J. Shainman
Name:		Barry J. Shainman
Title:		Vice President and Secretary

Date: September 5, 2007

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Historical Statement of Operations and Segment Information for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 and the fiscal year ended December 31, 2006.